UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2015

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 200
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between Marketo, Inc. (the “Company” or “we,” “us,” or “our”) and Phillip M. Fernandez, the Company’s Chairman and Chief Executive Officer, Frederick A. Ball, the Company’s Chief Financial Officer, and Margo M. Smith, the Company’s Senior Vice President and General Counsel, who collectively comprise the named executive officers of the Company for the purposes of this Current Report on Form 8-K.

2015 Corporate Bonus Plan

On February 5, 2015, the Compensation and Leadership Development Committee (the “CLDC”) of the Board of Directors (the “Board”) of the Company unanimously approved the Company’s 2015 Corporate Bonus Plan (the “Bonus Plan”). The Company’s named executive officers are eligible to participate in the Bonus Plan.

Funding of the Bonus Plan is based upon our achievement of performance targets that measure the first year value of all subscriptions purchased by new customers during 2015, adjusted upward or downward in the event we exceed or do not meet a specified performance target that measures our customer retention rate in 2015, and operating loss for 2015. To fund the Bonus Plan, we are required to achieve a minimum percentage threshold of these targets and funding of the Bonus Plan scales upward if we achieve in excess of our performance targets, subject to a cap of 200% for the goals relating to the first year value of all subscriptions purchased by new customers during 2015 and operating loss, and a cap of 125% for the goal relating to customer retention rates in 2015.

Named Executive Officers’ 2015 Compensation

On February 5, 2015, the CLDC unanimously approved the 2015 annual base salaries and 2015 performance cash bonus award targets for Mr. Ball and Ms. Smith. On February 6, 2015, the independent members of the Board, upon the CLDC’s recommendation, approved the 2015 annual base salary and the 2015 performance cash bonus award target for Mr. Fernandez and the grant of equity awards to each of Mr. Fernandez, Mr. Ball and Ms. Smith.

The performance cash bonus award targets were approved pursuant to and in accordance with the terms and conditions of the Bonus Plan. The equity awards were approved pursuant to and in accordance with the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “2013 EIP”) and the forms of Restricted Stock Unit Agreement, as previously filed with the Securities and Exchange Commission (the “SEC”), and the Performance Share Unit Agreement, as filed with the SEC as Exhibit 10.1 to this Current Report on Form 8-K.

The table below sets forth the 2015 annual base salaries, 2015 target award opportunities, and the number of equity awards approved for our principal executive officer, principal financial officer, and other named executive officers.

			2015 Target	Equity Awards
Name	Title	2015 Annual Base Salary(1)	Award Opportunity	RSUs(2)	Baseline MSUs(3)
Phillip M. Fernandez	Chief Executive Officer (Principal Executive Officer)	$415,000	$415,000	68,814	68,814
Frederick A. Ball	Chief Financial Officer (Principal Financial Officer)	$310,000	$215,000	32,000	32,000
Margo M. Smith	Senior Vice President and General Counsel	$275,000	$135,000	23,000	23,000

(1)               Effective as of January 1, 2015.

(2)               25% of the Restricted Stock Units (“RSUs”) will vest on the first Company Vest Date (defined below) following the first anniversary of the date of grant (the “Initial Vest Date”), and 25% of the RSUs will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to the grantee continuing to be a service provider (as defined in the 2013 EIP) through each such date. “Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Date would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

(3)               Market stock units (“MSUs”) are performance share awards that are subject to vesting over three performance periods ending December 31, 2015, December 31, 2016 and December 31, 2017, in each case subject to the grantee continuing to be a service provider through the applicable vesting date. The awards become eligible to vest based on the performance of the Company’s stock price compared the total return of a share of the NASDAQ Composite Index over the same comparison periods and participants have the ability to earn up to 150% of the baseline award based on certain levels of achievement in excess of target performance.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit Description
10.1	2013 Equity Incentive Plan — Form of performance share agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2015

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	2013 Equity Incentive Plan — Form of performance share agreement